Exhibit 99.1

NEWS RELEASE

Media Contact: David W. Carter, dwcarter@magellanhealth.com, (860) 507-1909 Investor Contact: Renie Shapiro, rshapiro@magellanhealth.com, (877) 645-6464

MAGELLAN HEALTH SERVICES REPORTS

THIRD QUARTER 2011 FINANCIAL RESULTS

- Increases 2011 Net Income and EPS Guidance -

- Board of Directors Authorizes $200 Million Share Repurchase Program -

AVON, Conn. — October 27, 2011 — Magellan Health Services Inc. (NASDAQ: MGLN) today reported financial results for the third quarter of 2011, as summarized below. For the quarter ended September 30, 2011, the company reported net revenue of $686.8 million, segment profit of $55.5 million, and net income of $31.4 million or $1.03 per diluted common share.  Segment profit represents income from operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on sale of assets, special charges or benefits, and income taxes.

Financial Results

	Three Months Ended September 30			Nine Months Ended September 30
(Millions, except per share results)	2011	2010	Increase/ (Decrease)	2011	2010	Increase/ (Decrease)
Revenue	$686.8	$750.3	(8.5)%	$2,077.9	$2,220.0	(6.4)%

Segment Profit	55.5	90.1	(38.4)%	207.2	230.0	(9.9)%

Net Income	31.4	44.8	(29.9)%	99.9	105.7	(5.5)%

Earnings per Share	1.03	1.31	(21.4)%	3.12	3.08	1.3%

As of September 30, 2011, the company had unrestricted cash and investments of $242.4 million. In addition, under its current $450 million authorization, Magellan reported share repurchases through October 24, 2011 of approximately 8.9 million shares for a total cost of $435 million.

“Magellan posted solid overall results in the third quarter,” said René Lerer, M.D., chairman and chief executive officer.  “We achieved these results despite selective rate and margin pressures, particularly in our behavioral health units.  We also experienced strong cost of care results in our radiology segment, as well as good performance in our pharmacy businesses.  Throughout the quarter, we continued to focus on growth, and our success was evident in several new awards related to both Medicaid and non-Medicaid business across our product lines. These included public sector behavioral health wins in Louisiana and New York.

“Our strategy is centered on innovating and expanding in our current business areas, with particular focus in pharmacy and Medicaid.  The creation of our new pharmacy business unit, Magellan Pharmacy Solutions, better aligns our current pharmacy businesses and positions us well as we prepare to launch our new drug benefit management product, Total Drug SolutionsSM, and expand our already significant presence in the dynamic pharmaceutical landscape.”

Magellan Health Services—55 Nod Road, Avon CT 06001—www.MagellanHealth.com

“I’m particularly pleased with our new sales during the quarter,” said Karen S. Rohan, Magellan’s president.  “The degree of success we’ve achieved demonstrates that customers recognize Magellan can provide solutions to drive better quality at lower costs.  We also appreciate the confidence the state of Louisiana has shown by choosing Magellan to help create a new approach to the management and delivery of behavioral health care services.  With an increased level of opportunity in state sponsored programs across all of our businesses, we have invested in additional resources dedicated solely to business development in that sector.  Looking ahead, our goal is to maintain a strong level of execution, deliver on our care management initiatives, implement new business and create new growth.”

“With our results for the quarter and year-to-date, Magellan is on track to meet our segment profit guidance for the year,” said Jonathan N. Rubin, chief financial officer.  “Our financial position remains solid which, combined with our strong cash flow, ensures sufficient liquidity to pursue additional avenues for growth.  We’ve nearly completed our existing $450 million share repurchase program, which enhances shareholder value and has contributed to the increase in EPS guidance.  Our Board of Directors has authorized a new share repurchase program of up to $200 million over a two year period.

Outlook

“We are reaffirming our 2011 guidance ranges for segment profit of $255 million to $275 million, and cash flow from operations of $180.5 million to $211.5 million, excluding the net shift of restricted funds between cash and investments.  We are also updating guidance for full-year net income to $116.5 million to $135.5 million and diluted earnings per share to a range of $3.73 to $4.34 per share based on share repurchases through the close of business on October 24, 2011, but excluding any potential repurchases that may occur during the remainder of the year.

“Looking ahead, after reducing the current 2011 guidance range for approximately $20 million of favorable year-to-date out-of-period adjustments, we expect to see moderately higher segment profit in 2012.  This expectation is driven by several factors including the impact of new business and our care management initiatives, which will be partially offset by contract terminations, and continued margin pressure resulting from economic strains on health plan and state clients.  We will provide detailed guidance during our December call.”

Earnings Results Conference Call

Management will host a conference call at 10:00 a.m. Eastern Time on Thursday, October 27, 2011.  To participate in the conference call, interested parties should call 1-888-566-8408 and reference the pass code Third Quarter Earnings Call 2011 approximately 15 minutes before the start of the call.  The conference call will also be available via a live Webcast at Magellan’s investor relations page at www.MagellanHealth.com.

About Magellan Health Services:  Headquartered in Avon, Conn., Magellan Health Services Inc. is a leading specialty health care management organization with expertise in managing behavioral health, radiology and specialty pharmaceuticals, as well as public sector pharmacy benefits programs. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve.  Magellan’s customers include health plans, employers and government agencies, serving approximately 31.2 million members in our behavioral health business, 16.3 million members in our radiology benefits management segment, and 5.5 million members in our medical pharmacy management product.  In addition, the specialty pharmaceutical segment serves 41 health plans and several pharmaceutical manufacturers and state Medicaid programs.  The company’s

2

Medicaid Administration segment serves 25 states and the District of Columbia.  For more information, visit www.MagellanHealth.com.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties.  All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2011 net income, segment profit, earnings per share, cash flow from operations, 2012 segment profit, and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the health care services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on February 25, 2011, and the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, expected to be filed with the Securities and Exchange Commission and posted on the company’s website later today.  Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure.  Further information regarding this measure, including the reasons management considers this information useful to investors, are included in the company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

# # #

3

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2011 (1)	2010	2011 (1)

Net revenue	$750,319	$686,843	$2,220,030	$2,077,936

Cost and expenses:
Cost of care	467,160	448,051	1,416,317	1,323,197
Cost of goods sold	55,071	57,636	166,138	167,559
Direct service costs and other operating expenses (2)	141,581	130,038	419,452	393,384
Depreciation and amortization	13,950	15,069	41,607	43,288
Interest expense	482	457	1,751	1,422
Interest income	(846)	(592)	(2,466)	(2,265)
	677,398	650,659	2,042,799	1,926,585
Income before income taxes	72,921	36,184	177,231	151,351
Provision for income taxes	28,137	4,829	71,500	51,467
Net income	44,784	31,355	105,731	99,884
Other comprehensive income (loss)	280	(380)	21	(302)
Comprehensive income	$45,064	$30,975	$105,752	$99,582

Weighted average number of common shares outstanding — basic	33,450	29,900	33,715	31,406
Weighted average number of common shares outstanding — diluted	34,171	30,438	34,345	31,988

Net income per common share — basic	$1.34	$1.05	$3.14	$3.18
Net income per common share — diluted	$1.31	$1.03	$3.08	$3.12

(1)  For a more detailed discussion of Magellan’s results for the quarter ended September 30, 2011, refer to the Company’s Quarterly Report on Form 10-Q, which will be filed with the SEC on October 27, 2011, and the live broadcast or taped replay of the Company’s earnings conference call on October 27, 2011, which will be available at www.MagellanHealth.com.

(2)  Includes stock compensation expense of $3,596 and $4,425 for the three months ended September 30, 2010 and 2011, respectively, and $11,830 and $13,408 for the nine months ended September 30, 2010 and 2011, respectively.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2010	2011 (1)

Cash flows from operating activities:
Net income	$105,731	$99,884

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41,607	43,288
Non-cash interest expense	463	320
Non-cash stock compensation expense	11,830	13,408
Non-cash income tax expense	32,260	(248)
Non-cash amortization (accretion) on investments	6,851	9,660
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash (2)	62,413	(38,825)
Accounts receivable, net	10,279	(8,439)
Other assets	(4,085)	(751)
Accounts payable and accrued liabilities	889	(10,216)
Medical claims payable and other medical liabilities	(14,085)	(15,463)
Other	126	3,501
Net cash provided by operating activities	254,279	96,119

Cash flows from investing activities:
Capital expenditures	(32,201)	(38,468)
Acquisitions and investments in businesses, net of cash acquired	—	(376)
Purchase of investments	(235,420)	(210,890)
Maturity of investments	154,979	231,093
Net cash used in investing activities	(112,642)	(18,641)

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	(588)	—
Payments to acquire treasury stock	(74,427)	(327,886)
Proceeds from issuance of equity	—	20,000
Proceeds from exercise of stock options and warrants	23,121	34,755
Other	(1,611)	839
Net cash used in financing activities	(53,505)	(272,292)

Net increase (decrease) in cash and cash equivalents	88,132	(194,814)
Cash and cash equivalents at beginning of period	196,507	337,179
Cash and cash equivalents at end of period	$284,639	$142,365

(1)  The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 will be filed with the SEC on October 27, 2011.

(2)  Includes the net shift of restricted funds between cash and investments that results in an operating cash flow change that is directly offset by an investing cash flow change.  During the nine months ended September 30, 2010, restricted cash of $29,086 was shifted to restricted investments that resulted in an operating cash flow source.  During the nine months ended September 30, 2011, restricted investments of $45,749 were shifted to restricted cash that resulted in an operating cash flow use.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2011 (1)	2010	2011 (1)

Net revenue
- Commercial	$165,270	$135,365	$487,954	$425,086
- Public Sector	364,102	362,104	1,081,581	1,074,904
- Radiology Benefits Management	116,379	78,659	331,099	258,479
- Specialty Pharmaceutical Management	68,609	73,792	204,740	213,388
- Medicaid Administration (2)	42,606	57,692	121,303	167,622
- Elimination (2)	(6,647)	(20,769)	(6,647)	(61,543)
Total net revenue	750,319	686,843	2,220,030	2,077,936

Cost of care
- Commercial	84,485	81,503	265,740	235,938
- Public Sector (2)	310,261	318,807	930,932	933,662
- Radiology Benefits Management	72,980	49,186	220,211	157,731
- Medicaid Administration	6,081	19,324	6,081	57,409
- Elimination (2)	(6,647)	(20,769)	(6,647)	(61,543)
Total cost of care	467,160	448,051	1,416,317	1,323,197

Cost of goods sold - Specialty Pharmaceutical Management	55,071	57,636	166,138	167,559

Direct service costs and other operating expenses
- Commercial	40,156	36,582	115,340	113,502
- Public Sector	17,554	16,741	50,559	50,203
- Radiology Benefits Management	17,366	14,717	47,605	47,280
- Specialty Pharmaceutical Management	8,064	6,563	19,537	18,658
- Medicaid Administration	27,928	26,221	94,555	78,056
- Corporate	30,513	29,214	91,856	85,685
Total direct service costs and other operating expenses	141,581	130,038	419,452	393,384

Stock compensation expense (3)
- Commercial	(124)	(208)	(556)	(677)
- Public Sector	(181)	(218)	(554)	(654)
- Radiology Benefits Management	(362)	(355)	(1,123)	(1,238)
- Specialty Pharmaceutical Management	(108)	(380)	(365)	(639)
- Medicaid Administration	(36)	(36)	(76)	(100)
- Corporate	(2,785)	(3,228)	(9,156)	(10,100)
Total stock compensation expense	(3,596)	(4,425)	(11,830)	(13,408)

Segment profit (loss)
- Commercial	40,753	17,488	107,430	76,323
- Public Sector	36,468	26,774	100,644	91,693
- Radiology Benefits Management	26,395	15,111	64,406	54,706
- Specialty Pharmaceutical Management	5,582	9,973	19,430	27,810
- Medicaid Administration	8,633	12,183	20,743	32,257
- Corporate and Elimination	(27,728)	(25,986)	(82,700)	(75,585)
Total segment profit	$90,103	$55,543	$229,953	$207,204

Reconciliation of segment profit to income before income taxes:
Segment profit	$90,103	$55,543	$229,953	$207,204
Stock compensation expense	(3,596)	(4,425)	(11,830)	(13,408)
Depreciation and amortization	(13,950)	(15,069)	(41,607)	(43,288)
Interest expense	(482)	(457)	(1,751)	(1,422)
Interest income	846	592	2,466	2,265
Income before income taxes	$72,921	$36,184	$177,231	$151,351

(1)  The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 will be filed with the SEC on October 27, 2011.

(2)  Effective September 1, 2010, Public Sector has subcontracted with Medicaid Administration to provide pharmacy benefits management services on a limited risk basis for one of Public Sector’s customers.  As such, revenue and cost of care related to this intersegment arrangement are eliminated.

(3)  Stock compensation expense is included in direct service costs and other operating expenses; however, this amount is excluded from the computation of segment profit since it is managed on a consolidated basis.